UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2020
Commission File Number: 001-38465
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DOCUSIGN, INC.
(Exact name of registrant as specified in its charter)
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Delaware	91-2183967
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

221 Main St. Suite 1550
San Francisco, California 94105
(Address of Principal Executive Offices)
(415) 489-4940
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DOCU	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The applicable information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

On March 18, 2020, the Delaware Supreme Court issued an opinion in Salzberg v. Sciabacucchi, No. 346,2019 upholding the validity of provisions in the certificates of incorporation of Delaware companies that limit to federal court the forum in which a stockholder is able to bring a claim under the Securities Act of 1933, as amended (“federal forum provisions”). This decision reverses a prior holding by the Delaware Chancery Court in December 2018 invaliding such federal forum provisions (the “Chancery Court decision”).

Article VII of our amended and restated certificate of incorporation contains a similar federal forum provision. Following the Chancery Court decision, we announced on December 26, 2018 that we did not intend to enforce the foregoing federal forum provision unless the Chancery Court decision were reversed. In light of the recent decision by the Delaware Supreme Court, however, we may now resume enforcement of the federal forum provision found in our amended and restated certificate of incorporation in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 24, 2020

DOCUSIGN, INC.

By:	/s/ Trâm Phi
Trâm Phi
Senior Vice President, General Counsel